UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2026

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2026 we, together with our subsidiaries AstroNova Portugal, Unipessoal (“AstroNova Portugal”) and MTEX New Solution, S.A. (“MTEX”) entered into a settlement (the “Settlement”) with Eloi Serafim Alves Ferreira, Effort Premier Solutions, LDA. (“Effort”) and Atlantiprestigio – Imobiliaria, S.A. (“Atlantiprestigio”) pursuant to which the parties agreed to resolve and release any and all claims against one another arising out of and relating to the acquisition of MTEX by AstroNova Portugal in May 2024.

Under the terms of the Settlement, among other things, Atlantiprestigio will transfer to AstroNova Portugal an industrial property located in Porto, Portugal (the “Property”), which is currently leased by MTEX from Atlantiprestigio, and Atlantiprestigio will waive its right to receive any amounts from MTEX under the lease agreement relating to the Property. For purposes of the settlement, the parties agreed that the value of the Property is €2.5 million. Simultaneously with the execution of the Settlement, we and AstroNova Portugal agreed to cause Mr. Ferreira and his spouse to be released from certain personal guarantees for loans extended to MTEX.

Upon the completion of the definitive registration of the Property in the name of AstroNova Portugal with the appropriate governmental authorities in Portugal, we, AstroNova Portugal, Mr. Ferreira and Effort agreed to terminate the currently pending arbitration proceedings pending in the Arbitration Center in Oporto, Portugal. The Settlement includes a mutual release of all claims between the parties and an agreement with regard to the allocation of the costs of the arbitration.

The forgoing description of the terms of the Settlement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Settlement dated May 15, 2026 by and among AstroNova, Inc., AstroNova Portugal, Unipessoal, MTEX New Solution, S.A., Eloi Serafim Alves Ferreira, Effort Premier Solutions, LDA., and Atlantiprestigio – Imobiliaria, S.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: May 18, 2026	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer